EXHIBIT 3.1
STATE OF DELAWARE
CERTIFICATE OF  AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF ARDENT HEALTH PARTNERS, INC.
Ardent Health Partners, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST: That at a meeting of the Corporation’s Board of Directors on May 22, 2025,
resolutions were duly adopted setting forth a proposed amendment of the Certificate of
Incorporation of the Corporation, declaring said amendment to be advisable. Pursuant to
Section 242(d)(1) of the General Corporation Law of the State of Delaware, no meeting or vote of stockholders is required to adopt the proposed amendment. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article I thereof so that, as amended, said Article I shall be and read as follows:
ARTICLE I
NAME
The name of the Corporation is Ardent Health, Inc. (hereinafter called the
“Corporation”).
SECOND: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.
THIRD: That this certificate of amendment shall be effective as of 12:01 a.m. on June 3, 2025.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this
22nd day of May, 2025.
By:/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title:Executive Vice President & General Counsel
CERTIFICATE OF INCORPORATION
OF
ARDENT HEALTH PARTNERS, INC.
(a Delaware corporation)
ARTICLE I
NAME
The name of the Corporation is Ardent Health Partners, Inc. (hereinafter called the
“Corporation”).
ARTICLE II
REGISTERED OFFICE
The address of the Corporation’s registered office in the State of Delaware is 251 Little
Falls Drive, Wilmington, Delaware 19808-1674 in New Castle County, and the name of the registered agent at that address is Corporation Service Company.
ARTICLE III
PURPOSE
The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the
“DGCL”).
ARTICLE IV
STOCK
SECTION 4.01 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares, of which Seven
Hundred Fifty Million (750,000,000) shall be designated as Common Stock, par value
$0.01 per share (“Common Stock”), and Fifty Million (50,000,000) shall be designated as
Preferred Stock, par value $0.01 per share (“Preferred Stock”).
SECTION 4.02 Common Stock.
(a)Voting. Except as otherwise provided (i) by the DGCL, (ii) by Section 4.03 of this
Article IV, or (iii) by resolutions, if any, of the Board of Directors of the Corporation (“Board of
Directors”) fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of the Preferred Stock, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common
Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock. The holders of shares of Common Stock shall not have cumulative voting rights.
(b)Dividends. Subject to the rights, if any, of the holders of any outstanding series of
Preferred Stock, each share of Common Stock shall be entitled to receive and share equally in all dividends paid out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.
(c)Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
SECTION 4.03 Preferred Stock. The Preferred Stock may be issued at any time and from time to time in one or more series. Subject to the provisions of this Certificate of Incorporation
(this “Certificate of Incorporation”), the Board of Directors is hereby expressly authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of
Preferred Stock, and to determine the voting powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such class or series, the Board of Directors is hereby expressly authorized to increase or decrease (but not below the number of shares of such class or series then outstanding)
the number of shares of any such class or series subsequent to the issuance of shares of that class or series. If the number of shares of any class or series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.
ARTICLE V
BOARD OF DIRECTORS
SECTION 5.01 Number. Subject to the rights and preferences of any series of outstanding
Preferred Stock, the number of directors constituting the whole Board of Directors shall be not fewer than three (3) nor more than fifteen (15) and shall be fixed from time to time solely by resolution adopted by affirmative vote of a majority of such directors then in office and may not be fixed by any other person or persons, including stockholders.
SECTION 5.02 Vacancies. Subject to the rights and preferences of any series of outstanding Preferred Stock and except as otherwise set forth in the Nomination Agreement, dated as of July 19, 2024, by and among the Corporation, EGI-AM Investments, L.L.C., and ALH
Holdings, LLC (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms), newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if such a majority is less than a quorum of the Board of Directors, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders.
Any director so chosen shall hold office for the remainder of the full term of the class for which such director shall have been chosen or in which such vacancy occurred and until his successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
SECTION 5.03 Powers. Except as otherwise expressly provided by the DGCL or this
Certificate of Incorporation, the management of the business and the conduct of the affairs of the
Corporation shall be vested in its Board of Directors.
SECTION 5.04 Election. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.
ARTICLE VI
STOCKHOLDER ACTION
SECTION 6.01 No Action by Written Consent of Stockholders. The authority contemplated by Section 228 of the DGCL which permits stockholders to act by written consent is expressly denied to the stockholders of the Corporation. Accordingly, the stockholders have no ability to take any action unless such action is taken at an annual or special meeting of the stockholders.
SECTION 6.02 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner and to the extent provided in the Bylaws of the
Corporation.
ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS
A special meeting of the stockholders of the Corporation may be called at any time only by the
Chairman of the Board of Directors, the Chief Executive Officer (or if there is no Chief
Executive Officer, the President) or the Board of Directors of the Corporation pursuant to a resolution adopted by a majority of the total number of directors then in office. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
ARTICLE VIII
EXISTENCE
The Corporation shall have perpetual existence.
ARTICLE IX
AMENDMENT AND SEVERABILITY
SECTION 9.01 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.
SECTION 9.02 Amendment of Bylaws. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation, by the majority vote of the whole Board of
Directors, without any action on the part of the stockholders.
SECTION 9.03 Severability. If any provision or provisions of this Certificate of
Incorporation shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby.
ARTICLE X
LIMITATION OF LIABILITY AND INDEMNIFICATION
SECTION 10.01 Personal Liability. To the fullest extent elimination or limitation of personal liability of directors and officers is permitted by the DGCL, no director or officer of the
Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
SECTION 10.02 Indemnification. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this Article X shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL;
provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 10.02. The rights to indemnification and advancement conferred in this Article X shall be contract rights and shall become vested by virtue of the director’s or officer’s service at the time when the state of facts giving rise to the claim occurred. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the
DGCL.
SECTION 10.03 Insurance. To the fullest extent authorized or permitted by the DGCL, the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the
DGCL.
SECTION 10.04 Non-Exclusivity. The rights and authority conferred in this Article X shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.
SECTION 10.05 Applicability. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation,
nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this Article X in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification. Any vested rights to indemnification or advancement hereunder may not be amended or otherwise modified or limited without the express written consent of the affected director, officer, employee, or agent, as the case may be.
ARTICLE XI
BUSINESS OPPORTUNITIES
SECTION 11.01 Business Opportunities. To the fullest extent permitted by the DGCL and except as may be otherwise expressly agreed in writing by the Corporation, on the one hand, and
EGI-AM Investments, L.L.C. or any affiliate or subsidiary thereof (other than the Corporation and its subsidiaries) (collectively, “EGI”), ALH Holdings, LLC or any affiliate or subsidiary thereof
(other than the Corporation and its subsidiaries) (collectively, “Ventas”), or Pure Health Capital
Americas 1 SPV RSC LTD or any affiliate or subsidiary thereof (other than the Corporation and its subsidiaries) (collectively, “Pure Health”), on the other hand, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to EGI, Ventas, or Pure Health or any of their respective officers, directors, agents, stockholders, members, partners, affiliates, and subsidiaries (other than the Corporation and its subsidiaries) and that may be a business opportunity for EGI, Ventas, or
Pure Health or any of their respective affiliates and subsidiaries, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the
Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the
Corporation, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as a director or officer of the Corporation. None of EGI, Ventas, or Pure
Health nor any of their respective affiliates or subsidiaries shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the
Corporation or any of its subsidiaries.
SECTION 11.02 Termination. The provisions of this Article XI shall have no further force or effect with respect to EGI, Ventas, or Pure Health or any of their respective affiliates or subsidiaries on the date that no person who is a director or officer of the Corporation is also a director, officer, member, partner, or employee of EGI, Ventas, or Pure Health or any of their respective affiliates or subsidiaries. Neither the alteration, amendment or repeal of this Article XI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article XI nor the termination of applicability pursuant to the immediately preceding sentence shall eliminate or reduce the effect of this Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this
Article XI, would accrue or arise, prior to such alteration, amendment, repeal, adoption or termination.
SECTION 11.03 Deemed Notice. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.
ARTICLE XII
CHOICE OF FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the
Court of Chancery of the State of Delaware shall, to the fullest extent permitted by the DGCL, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the
Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or stockholder of the Corporation, (c) any action asserting a claim arising pursuant to any provision of the DGCL or of this Certificate of Incorporation or the Bylaws of the Corporation, or
any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by the DGCL, to have consented to the provisions of this Article XII.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act of 1933, as amended.
ARTICLE XIII
DGCL SECTION 203 AND BUSINESS COMBINATIONS
SECTION 13.01 Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
SECTION 13.02 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(a)prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
(b)upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c)at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the
Corporation which is not owned by the interested stockholder.
SECTION 13.03 Exceptions to Prohibition on Interested Stockholder Transactions. The
restrictions contained in Section 13.02 shall not apply if:
(a)the Corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or
(b)a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
SECTION 13.04 Definitions. For purposes of this Article XIII, references to:
(a)“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(b)“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association, or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(c)“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i)any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or
(b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 13.02 is not applicable to the surviving entity;
(ii)any sale, lease, exchange, mortgage, pledge, transfer, or other disposition
(in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the
Corporation;
(iii)any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange, or conversion of any security exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the
Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv)any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or of securities exercisable for, exchangeable for or convertible into the stock of any class or series, of the
Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(v)any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(d)“control,” including the terms “controlling,” “controlled by,” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XIII, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(e)“Existing Holder” means EGI and their affiliates and subsidiaries.
(f)“Existing Holder Direct Transferee” means any person (and its affiliates) who acquires (other than in a registered public offering) directly in one or more related transactions from the Existing Holder or any “group”, or any member of any such group, to which such
Existing Sponsor is a party under Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficial ownership of 15% or more in the aggregate of the then outstanding voting stock of the Corporation.
(g)“Existing Holder Indirect Transferee” means any person (and its affiliates) who acquires (other than in a registered public offering) directly in one or more related transactions from any Existing Holder Direct Transferee or any other Existing Holder Indirect Transferee beneficial ownership of 15% or more in the aggregate of the then outstanding voting stock of the
Corporation.
(h)“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the
Corporation and was the owner of 15% or more of the outstanding voting stock of the
Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (A) the Existing Holder, any Existing Holder Direct Transferee, any Existing Holder Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which any such person is a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided, in the case of this clause (B), that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include voting stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(i)“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(i)beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange
Act or any successor provision) such stock, directly or indirectly;
(ii)has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(iii)has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(j)“person” means any individual, corporation, partnership, unincorporated association, or other entity.
(k)“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(l)“voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article XIII to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.
ARTICLE XIV
INCORPORATOR NAME AND ADDRESS
The name and mailing address of the incorporator is as follows:

Name	Address
Martin J. Bonick	340 Seven Springs Way, Suite 100
Brentwood, TN 37027
[Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed, signed and acknowledged by the undersigned as of the date set forth below.
Dated:  July 17, 2024

By:	/s/ Martin J. Bonick
	Name:	Martin J. Bonick
	Title:	Sole Incorporator